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                                                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements and in the related prospectuses (Form S-3 No. 33-96756, Form S-3 No. 33-95952, Form S-3 No. 333-17805, Form S-3 No. 333-19879, Form S-3 No.
333-19879-01 and Form S-8 No. 33-90668) of Evans Withycombe Residential, Inc. of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Evans Withycombe Residential, Inc. included in this Annual Report (Amendment No. 3 to Form 10-K/A) for the year ended December 31, 1996.

                                                            ERNST & YOUNG LLP


Phoenix, Arizona
March 24, 1997